Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

URANIUM RESOURCES, INC.

(hereinafter called the “Corporation”)

As amended and restated November 9, 2015

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.1                                    Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.

Section 1.2                                    Stockholder Business and Nominations for Annual Meetings.

(a)                                 The proposal of business to be considered by stockholders, including nominations of candidates to stand for election as directors, may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, who is entitled to vote at the meeting upon such business, and who complies with the notice procedures set forth in this Section 1.2.

(b)                                 For business, including nominations of candidates to stand for election as directors, to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Section 1.2, the stockholder (i) must have given timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation and (ii) must provide any updates or supplements to such notice at such times and in the forms required by this Section 1.2.  In addition, any proposed business must constitute a proper matter for stockholder action.  To be timely, the stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary, the Secretary of the Corporation must receive the notice not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.

(c)                                  Notwithstanding anything in Section 1.2(b) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the Board of Directors’ nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement (as defined below) is first made by the Corporation.

(d)                                 For a notice to be in proper form for purposes of this Section 1.2, the notice must include the following information: (i) the name and address of the stockholder who is making a proposal, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; (ii) the nature of the business being proposed and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (iv) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) as to the stockholder giving the notice and any such beneficial owner, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (vi) a representation that the stockholder is a holder of record of Corporation capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal; and (viii) any other information relating to the stockholder making the proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business to be brought before the meeting pursuant to Section 14A under the Exchange Act of 1934, as amended (the “Exchange Act”). Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.2. If the Chairman of the Board or other presiding officer at the annual meeting determines that business was not properly brought before the meeting, the business proposed by the notifying stockholder will not be conducted at the meeting.

(e)                                  In addition, in the case of nominations of persons for election to the Board of Directors, for a notice to be in proper form for purposes of this Section 1.2, the notice must include the following additional information as to each proposed nominee who is not an incumbent director: (i) the name, age, business address and, if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee during the preceding five years, (iii) the number of shares of stock of the Corporation which are beneficially owned by such nominee, (iv) any other information relating to such nominee that would be required to be set forth in a definitive proxy statement filed in connection with a proxy solicitation pursuant to Section 14 of the Exchange Act, (v) the written consent of such nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director of the Corporation, if elected, (vi) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.2 if such nominee were a proposing stockholder, and (vii) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  A nomination made otherwise than as provided in this Section 1.2 shall be null and void and shall not be submitted to a vote of stockholders.

(f)                                   A stockholder providing notice of business, including nominations of candidates to stand for election as directors, to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this Section 1.2 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(g)                                  The foregoing notice requirements of this Section 1.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(h)                                 Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, including a nomination of persons for election to the Board of Directors, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i)                                     Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.2; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 1.2, and compliance with this Section 1.2 shall be the exclusive means for a stockholder to submit other business (other than, as provided in Section 1.2(g), matters brought properly under and in compliance with the Exchange Act). Nothing in this Section 1.2 shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, or (ii) confer upon any stockholder a right to have any proposed business, including a nomination of persons for election to the Board of Directors, included in the Corporation’s proxy statement.

(j)                                    For purposes of this Section 1.2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.3                                    Special Meetings.  Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board, the President, or at the direction of the Board of Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, to be held on such date, and at such time and place within or without the State of Delaware, as the caller shall direct.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.4 of these Bylaws.  Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

Section 1.4                                    Notice of Meeting.  The Corporation shall give written notice of any annual or special meeting of stockholders.  Notices of meetings of stockholders shall state the place (if any), date, and time of the meeting, the record date for determining stockholders entitled to vote at such meetings (if such record date is different from the record date for determining stockholders entitled to receive notice of such meetings), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.  Notices of meetings of stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to notice of and to vote at such meeting, except as otherwise required by applicable law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws.  In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.  No business other than that specified in the notice or otherwise submitted by the Board of Directors thereof shall be transacted at any special meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if, after an adjournment, a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.5                                    Quorum.  The presence at any meeting, in person or by proxy, of the holders of record of one-third of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 1.6                                    Adjournments.  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the aggregate voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 1.7                                    Voting.  At each meeting of stockholders, except as otherwise provided by law or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation.

Directors shall be chosen by a plurality of the votes cast at the election by the holders of the class of stock entitled to vote for the election of directors, and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.8                                    Proxies.  Any stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the secretary of the Corporation.

Section 1.9                                    Administration of the Meeting.  Meetings of stockholders shall be presided over by the Chairman of the Board or, in the absence thereof, by such person as the Chairman of the Board shall appoint, or, in the absence thereof or in the event that the Chairman shall fail to make such appointment, any officer of the Corporation elected by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporation Law of the State of Delaware or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

Section 1.10                             Action by Consent.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto setting forth such action is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11                             Remote Communications.  For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)                                 participate in a meeting of stockholders; and

(b)                                 be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1                                    General.  The business of the Corporation shall be managed by its Board of Directors which may exercise all power of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.2                                    Number.  The Board of Directors shall consist of not less than three (3) nor more than nine (9) members, the exact number of which shall be fixed from time to time by the Board of Directors.

Section 2.3                                    Election and Term of Office.  Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.4 of these Bylaws. Directors (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the next annual election and until their successors shall have been elected and qualified or until their earlier death, resignation or removal in the manner hereinafter provided.

Section 2.4                                    Vacancies and Additional Directorships.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause or if there are any newly created directorships, a majority of the directors remaining in office, although less than a quorum, shall fill any such vacancies or newly created directorships.  In addition, instead of filling any vacancy on the Board of Directors, a majority of the directors remaining in office may vote to reduce the size of the Board of Directors to remove any vacancy.  In the event of the resignation of directors effective at a future date, such vacancies may be filled by a majority of the directors then in office, including those who have resigned, effective on such future date.

Section 2.5                                    Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing by two or more directors, and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 2.6                                    Notice of Meetings.  Notice need not be given of regular meetings of the Board.

Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by personal delivery, mail, courier service (including, without limitation, overnight mail), facsimile transmission (directed to the facsimile number at which the director has consented to receive such notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission at which the director has consented to receive notice, telex, telephone, telegraph, or by electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.7                                    Quorum, Manner of Acting and Presence.  At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors then holding office (but not less than one-third of the total number of directors, nor less than two (2) directors) shall be necessary and sufficient to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held and adjourned without further notice of waiver.  A majority of those present at any meeting at which a quorum is present may decide any questions brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws.

Section 2.8                                    Resignation of Directors.

(a)                                 Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary; provided that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by such director.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as the case may be.  Unless otherwise specified therein, and subject to Section 2.8(b) of these Bylaws, the acceptance of such resignation shall not be necessary to make it effective.

(b)                                 Any director who is an employee of the Corporation shall be deemed to have tendered his or her resignation as a director to the Board of Directors upon termination of his or her employment with the Corporation.  The Board of Directors shall determine whether to accept such resignation or whether the director shall finish his or her term as a director.  Until and unless the Board formally accepts, by majority vote, such resignation or if the Board of Directors does not accept, by majority vote, the resignation, the director shall continue to serve on the Board and have full authority, power and privileges of a member of the Board of Directors until the end of such director’s term.  If the Board of Directors accepts such resignation pursuant to this Section 2.8(b), then the Board of Directors may fill the resulting vacancy pursuant to Section 2.4 of these Bylaws.

Section 2.9                                    Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

Section 2.10                             Removal of Directors.  Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.11                             Action by Consent.  Action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

Section 2.12                             Action by Telephone Conference.  Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III
COMMITTEES OF THE BOARD

Section 3.1                                    Designation, Power, Alternate Members and Term of Office.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate.  The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.  The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member.  Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

Section 3.2                                    Meetings, Notices and Records.  Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Notice of the place, date, and time of each such special meeting of a committee shall be given to each member of such committee who has not waived notice by personal delivery, mail, courier service (including, without limitation, overnight mail), facsimile transmission (directed to the facsimile number at which such member has consented to receive such notice), electronic mail (directed to the electronic mail address at which such member has consented to receive notice), or other form of electronic transmission at which such member has consented to receive notice, telex, telephone, telegraph, or by electronic transmission not less than twenty-four (24) hours before the meeting. Such notice need not state the purposes of the meeting, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.

Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.  Each committee shall keep a record of its proceedings.

Section 3.3                                    Quorum, Manner of Acting and Presence.  At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum.  In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Members of any committee may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.4                                    Resignation.  Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5                                    Removal.  Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 3.6                                    Vacancies.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 3.7                                    Action by Consent.  Action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

ARTICLE IV
OFFICERS

Section 4.1                                    Officers.  The officers of the Corporation shall be a President, one or more Vice Presidents and a Secretary and may include a Chairman of the Board (who shall be a director of the Corporation) and a Treasurer.  The Board of Directors from time to time may elect Assistant Treasurers, Assistant Secretaries and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 4.2                                    Election, Term of Office and Qualifications.  Officers shall be elected by the Board of Directors and shall hold office until the earlier of their death, resignation, or removal in the manner hereinafter provided.

Section 4.3                                    Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4                                    Removal.  Any officer may be removed at any time with or without cause by the Board of Directors.

Section 4.5                                    Vacancies.  A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election to such office.

Section 4.6                                    Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

Section 4.7                                    The President.  The President of the Corporation shall be the chief executive officer of the Corporation and shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent.  The President shall, in the absence or disability of the Chairman of the Board, perform the duties of the Chairman.

Section 4.8                                    Vice President.  The Vice President, or, if more than one, the Vice Presidents in the order established by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, exercise all of the powers and duties of the President.  Each such Vice President shall have the power to sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution hereof shall be expressly delegated by the Board to some other officer as agent and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board or these Bylaws.

Section 4.9                                    The Treasurer.  The Treasurer or, if no Treasurer is elected by the Board of Directors, such other officer as shall be designated by the Board of Directors shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation; shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors; and shall have and perform such other duties incident to the office of Treasurer as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board, whenever they may require it, an account of all transactions.

Section 4.10                             The Secretary.  The Secretary shall:

(a)                                 record all proceedings of the meeting of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;

(b)                                 cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

(c)                                  whenever any committee shall be designated by resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d)                                 be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation shall have been duly authorized;

(e)                                  see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and-filed;

(f)                                   have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law have access thereto;

(g)                                  sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature): and

(h)                                 in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.

Section 4.11                             Assistant Secretaries, Assistant Treasurers and Subordinate Officers. Assistant Treasurers and Assistant Secretaries shall have the power to perform, in the name and on behalf of the Corporation, such duties as may be required to be performed by the Treasurer and Secretary, respectively, and shall have and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.  The Corporation may have such assistant and subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, or President may prescribe.

ARTICLE V
INDEBTEDNESS OF THE CORPORATION AND
DEPOSIT OF CORPORATE FUNDS

Section 5.1                                    Borrowing.  No loans, advances, obligations or indebtedness shall be incurred, obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in. its name, unless and except as (i) permitted by the Corporation’s Certificate of Incorporation, (ii) permitted under any indentures or other documents evidencing outstanding indebtedness of the Corporation and (iii) authorized by the Board of Directors.  Such authorization may be general or confirmed to specific instances.  Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation.  Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.2                                    Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories as the Board of Directors may select.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.3                                    Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

Section 6.1                                    Actions, Suits or Proceedings Other Than by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.2.                                 Actions, Suits or Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3.                                 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.4.                                 Determination of Right to Indemnification.  Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of this Article.

Section 6.5.                                 Advance of Costs, Charges and Expenses.  Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 6.1 and 6.2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that sum director or officer is not entitled to be indemnified by the Corporation as authorized in this Article.  Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.6                                    Procedure for Indemnification.  Any indemnification under Sections 6.1, 6.2 and 6.3, or advance of costs, charges and expenses under Section 6.5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the directors, officer, employee or agent.  The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days.  Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification by the Corporation shall be promptly paid by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 6.1 or 6.2 of this Article, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable, standard of conduct set forth in Sections 6.1 or 6.2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.7                                    Other Rights; Continuation of Right to Indemnification.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder.

Section 6.8                                    Insurance.  The Corporation may, but shall have no obligation to, purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.  Such insurance, if made available, shall be on terms acceptable to the Board of Directors, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 6.9                                    Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, and to the full extent permitted by applicable law.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1                                    Registered Office and Agent.  The registered office of the Corporation shall be located at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and said corporation shall be the registered agent of this Corporation at such office.  The Corporation may have other offices, either within or without the State of Delaware, at such place or places as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

Section 7.2                                    Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.3                                    Corporate Seal.  The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its incorporation.  Such seal may be altered from time to time at the discretion of the Board of Directors.

Section 7.4                                    Voting of Stock.  Unless otherwise specifically directed by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted on behalf of the Corporation, in person or by proxy, by the Chairman of the Board, the President or any Vice President of the Corporation.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 7.5                                    Record Dates.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Section 7.6                                    Uncertificated Shares.  Subject to any conditions imposed by law or by the Certificate of Incorporation, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the

Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law of the State of Delaware.

Section 7.7                                    Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.7.

Section 7.8                                    Amendments.  All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular or special meeting of the Board of Directors.

ARTICLE VIII
AUSTRALIAN SECURITIES EXCHANGE LISTING RULES

Section 8.1                                    Australian Securities Exchange Listing Rules.  While the Corporation is on the official list of the Australian Securities Exchange, the following rules shall apply: (i) notwithstanding anything contained in these Bylaws, if the official listing rules of the Australian Securities Exchange (the “Listing Rules”) prohibit an act being done, the act shall not be done; (ii) nothing contained in these Bylaws prevents an act being done that the Listing Rules require to be done; (iii) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be); (iv) if the Listing Rules require these Bylaws to contain a provision and these Bylaws do not contain such a provision, these Bylaws shall be treated as containing that provision; (v) if the Listing Rules require these Bylaws not to contain a provision and these Bylaws contain such a provision, these Bylaws shall be treated as not containing that provision; and (vi) if any provision of these Bylaws is or becomes inconsistent with the Listing Rules, these Bylaws shall be treated as not containing that provision to the extent of such inconsistency.